SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

NEVADA GOLD HOLDINGS, INC.

(Name of Registrant As Specified in Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NEVADA GOLD HOLDINGS, INC.

800 E Colorado Blvd.

Suite 888

Pasadena, CA  91101

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT

OF STOCKHOLDERS IN LIEU OF A MEETING

To the Stockholders of Nevada Gold Holdings, Inc.:

Notice is hereby given that stockholders holding a majority of our outstanding shares of common stock, pursuant to a written consent, dated May 14, 2013, have authorized and approved the following:

Amend our certificate of incorporation to (i) change our corporate name to HK Battery Technology Inc., and (ii) increase our authorized capitalization from 300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, to 1,200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

The details of the foregoing action and other important information are set forth in the accompanying Information Statement.  Our Board of Directors has unanimously approved the above action.

The amendment to our certificate of incorporation will not be effective until filed with the Delaware Secretary of State. We intend to file the amendment to our certificate of incorporation twenty (20) calendar days after the accompanying Information Statement is first mailed to our stockholders.

No action is required by you.  The accompanying Information Statement is furnished to you only to inform you of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is being mailed to you on or about June [__], 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.  THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO APPROVE THE ACTIONS DESCRIBED HEREIN BY WRITTEN CONSENT IN LIEU OF A MEETING.  SUCH WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT UNDER DELAWARE LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

The Information Statement referenced in this Notice is available at http://www.nevadagoldholdings.com

Dated:  June [__], 2013

By Order of the Board of Directors,

/s/ Vincent Wang

Vincent Wang, Secretary

NEVADA GOLD HOLDINGS, INC.

800 E Colorado Blvd.

Suite 888

Pasadena, CA  91101

INFORMATION STATEMENT

June [__], 2013

This Information Statement is being furnished to stockholders of Nevada Gold Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”) to advise them of corporate actions approved without a meeting by less than unanimous written consent of stockholders.  These actions are the adoption of an amendment to our certificate of incorporation (the “Charter Amendment”) to (i) change our corporate name to HK Battery Technology Inc., and (ii) increase our authorized capitalization from 300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, to 1,200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

The Charter Amendment requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon.

There are no rights of appraisal or similar rights of dissenters with respect to the Charter Amendment.

A copy of the Charter Amendment is attached to this Information Statement as Appendix A.

We are sending this Information Statement to our stockholders as of the close of business on June [__], 2013.  As of such date, there were outstanding 43,844,054 of our shares of common stock.  The holders of our outstanding shares of common stock are entitled to one vote per share registered in their names on our books at the close of business on such date.

Our Board of Directors, by written consent on May 14, 2013, has approved, and stockholders holding 30,000,000 shares (approximately 68.4%) of our outstanding shares of common stock on that date, have consented in writing to, the Charter Amendment.  Accordingly, all corporate actions necessary to authorize the Charter Amendment have been taken.  Under Section 228 of the Delaware General Corporation Law (as the same may be supplemented or amended from time to time, the “DGCL”), any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least a majority of the voting power that would be necessary to authorize or take such action at a meeting.  Prompt notice of the approval of the Charter Amendment must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.  This information statement constitutes the notice required by Section 228 of the DGCL.

In accordance with the regulations under the Securities Exchange Act of 1934, as amended, the Charter Amendment will not become effective until at least twenty (20) days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to file the Charter Amendment with the Delaware Secretary of State; the Charter Amendment will become effective upon its filing with the Delaware Secretary of State.

PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our executive offices are located at 800 E Colorado Blvd., Suite 888, Pasadena, CA  91101.

This Information Statement is first being sent or given to the holders of our outstanding shares of common stock, our only class of voting securities outstanding, on or about June [__], 2013.  Each holder of record of shares of our shares of common stock at the close of business on June [__], 2013, is entitled to receive a copy of this Information Statement.

FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our Board of Directors and a majority of the stockholders entitled to vote.  These questions do not, and are not intended to, address all the questions that may be important to you.  You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q:

WHY AREN’T WE HOLDING A MEETING OF STOCKHOLDERS?

A:

Our Board of Directors has already approved the Charter Amendment and has received the written consent of a majority of the voting interests entitled to vote on such action.  Under the DGCL these actions may be approved by the written consent of a majority of the voting interests entitled to vote on such matters.  Since we have already received written consents representing the necessary number of votes, a meeting is not necessary and represents a substantial and avoidable expense.

Q:

CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A:

No.  Under the DGCL, you are not entitled to appraisal and purchase of your stock as a result of the Charter Amendment.

Q:

WHO WILL PAY THE COSTS OF THE CHARTER AMENDMENT?

A:

We will pay all of the costs of the Charter Amendment, including distributing this Information Statement.  To the extent applicable, we may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our shares of common stock.  We are not soliciting any proxies and will not contract for other services in connection with the stockholder action approving the Charter Amendment.

AMENDMENT OF CERTIFICATE OF INCORPORATION

Our Board of Directors and stockholders holding a majority of our outstanding shares of common stock (the “Majority Stockholders”) have approved the Charter Amendment to increase our authorized shares of common stock.

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our stockholders, the Charter Amendment effectuating the above-described amendments with the Delaware Secretary of State.  The Charter Amendment will become effective on the date it is accepted for filing with the Delaware Secretary of State.  It is presently contemplated that such filing will be made on or after June [__], 2013.

Name Change

We are changing our corporate name to HK Battery Technology Inc.  As we no longer hold any mineral lease and do not intend to seek any new leases, we intend to seek opportunities in the field of alternative energy and believe that the name change will facilitate such efforts.

We have no particular business combination or opportunity identified and have not entered into any negotiations regarding such a combination or opportunity. Neither our officers nor any of our affiliates has engaged in any negotiations with any representative of any company regarding the possibility of an acquisition or combination between our company and such other company. We have not yet entered into any agreement, nor do we have any commitment or understanding to enter into or become engaged in a transaction.

We may not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.  Further, we may acquire or combine with a venture that is in its preliminary or development stage, one that is already in operation or one that is in a more mature stage of its corporate existence. Accordingly, business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.  See Item 1, “Business—Our Business Plan” in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, for more information.

Increase in Authorized Capital Stock

Our certificate of incorporation authorizes us to issue 300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock,  par value $0.001 per share.  Our Board of Directors and the Majority Stockholders have approved the Charter Amendment to increase our authorized capitalization to 1,200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.  As of the date hereof, there are 43,844,054 shares of common stock outstanding and no shares of preferred stock outstanding.

The increase in authorized capital will not have any immediate effect on the rights of our existing stockholders. However, our Board of Directors will have the authority to issue authorized shares of common stock or preferred stock at such times, for such purposes and for such consideration as the Board may determine to be appropriate without requiring future stockholder approval of such issuances, except as may be required by applicable law or applicable stock exchange regulations.

Description of Securities

General

We are a Delaware corporation, and our affairs are governed by our certificate of incorporation, our by-laws and the DGCL. The following are summaries of material provisions of our certificate of incorporation and the DGCL insofar as they relate to the material terms of our shares of common stock.  We have filed copies of our complete certificate of incorporation and by-laws as exhibits to this registration statement.  The following summary description relating to our share capital does not purport to be complete and is qualified in its entirety by our certificate of incorporation and by-laws attached as an exhibit hereto.

Shares of common stock

Our Board of Directors believes that the increase in authorized shares of common stock is desirable in order to provide us with a greater degree of flexibility to issue shares of common stock, without the expense and delay of a special stockholders’ meeting, in connection with future equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes.

To the extent that additional authorized shares of common stock are issued in the future, they will decrease our existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.  The holders of our shares of common stock have no preemptive rights.

Voting

Holders of shares of common stock are entitled to one vote for each ordinary share on all matters to be voted on by the shareholders.  Holders of shares of common stock do not have cumulative voting rights.  Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor.  In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of shares of common stock have no preemptive rights to purchase shares of common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to the shares of common stock.

Dividends

The holders of our shares of common stock are entitled to such dividends as may be declared by our board of directors. We have not paid any dividends on our shares of common stock to date and do not intend to pay dividends prior to the completion of a business combination.  The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination.  The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors.  It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Preferred Stock

We are currently authorized to issue 10,000,000 blank check shares of preferred stock, $0.001 par value per share with designations, rights and preferences determined from time to time by our Board of Directors.  The Charter Amendment will not increase the number of authorized shares of preferred stock.

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof.  Shares of preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

We do not have any current plans, proposals or arrangements, written or otherwise, to create or issue any shares of preferred stock using the “blank check” authority afforded our Board of Directors by the Charter Amendment.  However, our Board believes that this authority is beneficial because it provides us with increased flexibility in pursuit of equity financing.  Having authorized “blank check” preferred stock permits us to issue preferred stock for purposes that may be identified in the future, including (i) to raise additional capital or (ii) to engage in a range of investment and strategic opportunities through equity financings.  The shares of preferred stock permit our Board of Directors to undertake the foregoing actions on an expedited basis, without the delay and expense ordinarily attendant on obtaining further shareholder approvals.  In addition, our Board of Directors believes that the having authorized “blank check” preferred stock improves our ability to attract needed investment capital, as various series of the preferred stock may be customized to meet the needs of any particular transaction or market conditions.  “Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital.  In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies.  Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in shares of common stock.

The issuance of preferred stock could affect the relative rights of the holders of our shares of common stock.  Depending on the exact powers, preferences and rights, if any, of the preferred stock as determined by our Board of Directors at the time of issuance, the voting power and economic interest of the holders of our shares of common stock may be diluted.  For example, the holders of preferred stock may be entitled to (i) certain preferences over the holders of our shares of common stock with respect to dividends or the power to approve the declaration of a dividend, (ii) in the event of liquidation of our company, receive a certain amount per share of their preferred stock before the holders of our shares of common stock receive any distribution, (iii) rights to convert their preferred stock into shares of common stock, and (iv) voting rights which would tend to dilute the voting rights of the holders of our shares of common stock.  The aforementioned are only examples of how shares of our preferred stock, if issued, could result in:

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Reduction of the amount of funds otherwise available for payment of dividends on our shares of common stock;

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Restrictions on dividends on our shares of common stock;

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Dilution of the voting power of our shares of common stock; and

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Restrictions on the rights of holders of our shares of common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of our preferred stock.

Possible Anti-Takeover Effects of the Proposed Increase in Authorized Capital Stock

The increase in authorized capital with respect to the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders.  Authorized and unissued shares of common stock could be issued (within the limits imposed by applicable law) in one or more transactions.  Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us.

Our Board of Directors acknowledges that the issuance of preferred stock may have the effect of discouraging or thwarting persons seeking to take control of us through a corporation transaction, tender offer or a proxy fight or otherwise seeking to bring about the removal of our incumbent management.  Because the authorization of “blank check” preferred stock could be used by our Board of Directors for the adoption of a shareholder rights plan or “poison pill,” the preferred stock may be viewed as having the effect of discouraging an attempt by another person or entity to acquire control of us through the acquisition of a substantial numbers of shares of common stock.

While the Charter Amendment may have anti-takeover ramifications, our Board believes that the reasons for such the Charter Amendment set forth above outweigh any disadvantages.  To the extent that such amendment may have anti-takeover effects, such amendment may encourage persons seeking to acquire our company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a manner that best serves our stockholders’ interests.  The Charter Amendment has not been made in response to, and is not being presented to deter, any effort to obtain control of us.

No Dissenters’ Rights

Under the DGCL and our certificate of incorporation, holders of our voting securities are not entitled to any rights of appraisal or similar rights of dissenters with respect to the Charter Amendment or the Plan Adoption.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of May 14, 2013, by:

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each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

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each of our directors;

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each of our executive officers; and

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all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

Unless otherwise noted, the address of each person below id c/o Nevada Gold Holdings, Inc., 800 E. Colorado Blvd., Suite 888, Pasadena, California 91101.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Yung Yeung	Common Stock	0	(3)	-%

Jianguo (Jason) Xu	Common Stock	0		-

Chunhua Huang	Common Stock	0		-

Jimmy Wang	Common Stock	0		-

Vincent Wang	Common Stock	0		-

All directors and executive officers as a group (5 persons)	Common Stock	0		-%

Hybrid Kinetic Group Limited 800 E. Colorado Blvd., Suite 888, Pasadena, California 91101	Common Stock	60,000,000	(4)	81.3%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. For this purpose, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares (a) the power to vote, or to direct the voting of, such security and/or (b) the power to dispose, or to direct the disposition of, such security. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 10, 2013, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentages based upon 43,844,054 shares of common stock outstanding as of May 14, 2013; percentages are rounded to the nearest 0.1%.

(3)

See Note 4 below.  Under the rules of the SEC, Mr. Yeung may be deemed to beneficially own the shares of common stock beneficially owned by Hybrid Kinetic Group Limited.  Mr. Yeung disclaims beneficial ownership of those shares except to the extent of his pecuniary interest therein.

(4)

Includes warrants to purchase 30,000,000 shares that are currently exercisable.  Far East Golden Resources is the direct beneficial owner of these shares and is a wholly owned subsidiary of Hybrid Kinetic Group Limited. Sun East LLC, a California limited liability company, owns 26% of the issued share capital of Hybrid Kinetic Group Limited and may be deemed to be a controlling person thereof and beneficial owner of these shares.  Sun East LLC is owned (i) 35% by our director, Yung Yeung, who is Chairman, Chief Executive Officer and director of Hybrid Kinetic Group Limited and (ii) 65% by Manwai Ma and Jimmy Wang, as co-trustees for certain trusts established for the benefit of the children of Mr. Yeung.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements thereof, file reports, proxy statements and other information with the SEC.  For further information about us, you may refer to:

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our Annual Report on Form 10-K for the year ended December 31, 2012;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013; and

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any Current Reports on Form 8-K we may file after the date hereof.

Copies of these reports and other information may be viewed at the SEC’s website at http://www.sec.gov. Additionally, these filings can be obtained at the SEC’s public reference facilities at 100 F Street, N.E., Washington, DC 20549.

Dated:  June [__], 2013

By Order of the Board of Directors,

/s/ Vincent Wang

Vincent Wang

Secretary

APPENDIX A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

Nevada Gold Holdings, Inc.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors of Nevada Gold Holdings, Inc., in lieu of a meeting, in accordance with Section 141 of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling for the stockholders of said corporation to approve said amendments by written consent in accordance with 228 of the General Corporation Law of the State of Delaware.  The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article First thereof so that, as amended, said Article shall be and read as follows:

FIRST:  The name of the corporation is HK Battery Technology Inc.

and further,

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article Fourth thereof so that, as amended, said Article shall be and read as follows:

FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.001 per share (“Common Stock”) and Preferred Stock, par value $0.001 per share (“Preferred Stock”). The total number of shares of Common Stock that the Corporation shall have authority to issue is one billion two hundred million (1,200,000,000).  The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000).

The board of directors of the Corporation is hereby granted the power to authorize by resolution, duly adopted from time to time, the issuance of any or all of the preferred stock in any number of classes or series within such classes and to set all terms of such preferred stock of any class or series, including, without limitation, its powers, preferences, rights, privileges, qualifications, restrictions and/or limitations.  The powers, preference, rights, privileges, qualifications, restrictions and limitations of each class or series of the preferred stock, if any, may differ from those of any and all other classes or other series at any time outstanding. Any shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, stockholders of said corporation holding the necessary number of shares as required by statute consented to the said amendments in writing, in lieu of a meeting, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this [____] day of [_________], 2013.

Nevada Gold Holdings, Inc.

By: ________________________________

Name:

Title:

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